AMENDMENT NO. 1 TO THE SECURITIES PURCHASE AGREEMENT

This Amendment No. 1 to the Securities Purchase Agreement is entered into and dated as of May 18, 2006 (this “Amendment”), by and among American United Global, Inc., a Delaware corporation (the “Company”), and each of the purchasers identified on the signature pages hereto (each, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, on March 16, 2006, the Purchasers and the Company entered into Securities Purchase Agreement (the “Agreement”) pursuant to which the Company issued to the Purchasers an aggregate of $1,250,000 in Promissory Notes (the “Notes”), a common stock purchase warrant to purchase one share of common stock of the Company for every $2.00 invested pursuant to the Notes (the “Warrants”) and one share of common stock of the Company for every $2.00 invested pursuant to the Notes (the “Shares”);

WHEREAS, subsequent to the issuance of the Notes, the Warrants and the Shares and the closing of the transactions contemplated by the Agreement, the Company revised the terms certain other financing transactions and/or revised the terms pursuant to which it is completing the acquisition of substantially all of the shares of Kraft Rt., a Hungarian corporation;

WHEREAS, as a result of the above, the Purchasers and the Company have elected to amend the Agreement, the Notes and the Warrants;

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Amendment, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser, severally and not jointly, agree as follows:

Section 1. The number of Shares shall be increased from one share of common stock of the Company for every $2.00 invested pursuant to the Notes to one and six/tenths shares for every $2.00 invested pursuant to the Notes. The number of Shares for each individual Purchaser is set forth below next to such Purchaser’s name on the signature page hereto.

Section 2.  The Notes shall be amended as set forth in the Amended and Restated Note attached hereto as Exhibit A.

Section 3.  Section 2(c) of the Warrant shall be amended and restated as follows:

In the event the Company should at any time or from time to time after the Original Issue Date, fix a record date for the effectuation of a reverse stock split, or a transaction having a similar effect on the number of outstanding shares of Common Stock of the Company, then, as of such record date (or the date of such reverse stock split or similar transaction if no record date is fixed), the number of Warrant Shares issuable upon the exercise hereof shall be proportionately decreased and the Exercise Price shall be appropriately increased by the same proportion as the decrease of the number of outstanding Common Stock Equivalents resulting from the reverse stock split or similar transaction; provided, however, prior to December 31, 2006, in the event that the Company shall complete or effect a consolidation or reverse split of its outstanding shares of common stock into a greater or lesser number of shares of Common Stock, then in each such case the number of Warrant Shares issuable upon the exercise hereof shall and the Exercise Price shall not be impacted.

Section 4.  No provision of this Amendment may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each of the Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 5.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 6. This Amendment shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Amendment or any rights or obligations hereunder without the prior written consent of the Purchasers. Any Purchaser may assign its rights under this Amendment to any person to whom such Purchaser assigns or transfers any securities, provided such transferee agrees in writing to be bound, with respect to the transferred securities, by the provisions hereof that apply to the “Purchasers.” Notwithstanding anything to the contrary herein, securities may be assigned to any person in connection with a bona fide margin account or other loan or financing arrangement secured by such Securities.

Section 7. Terms not defined herein shall have the meaning as set forth in the Agreement.

Section 8. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of this Amendment), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or any of the Transaction Documents or the transactions contemplated hereby or thereby. If either party shall commence an action or proceeding to enforce any provisions of this Agreement or any Transaction Document, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys fees and other reasonable costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

Section 9. This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

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SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

AMERICAN UNITED GLOBAL, INC.

By: ________________________________
Name: Robert Rubin
Title: CEO

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SIGNATURE PAGES OF PURCHASERS FOLLOW.]

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Purchase Price: $250,000
Notes Principal Amount: $250,000
Shares: 200,000
Warrants: 125,000

Facsimile No.: ( )
Telephone No.: ( )
Attn.:

__________________________________

Purchase Price: $900,000
Notes Principal Amount: $900,000
Shares: 720,000
Warrants: 450,000
Address for Notice:

Facsimile No.: ( )
Telephone No.: ( )
Attn.:

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Purchase Price: $65,000
Notes Principal Amount: $65,000
Shares: 52,000
Warrants: 32,500

Address for Notice: Facsimile No.: ( ) - Telephone No.: ( ) - Attn:

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Purchase Price: $35,000
Notes Principal Amount: $35,000
Shares: 28,000
Warrants: 17,500

Address for Notice: Facsimile No.: ( ) - Telephone No.: ( ) - Attn: